Exhibit 10

AMENDMENT NO. 1

TO THE

EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 (“Amendment”) is made and entered into this 18th day of May, 2009, between Infinity Property and Casualty Corporation, an Ohio corporation (the “Company”) and James R. Gober (the “Executive”).

WHEREAS, the parties have previously entered into an Employment Agreement, dated August 1, 2007 (the “Agreement”); and

WHEREAS, the parties desire to amend certain terms and conditions of the Agreement.

NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

1.	Section 1.1 is hereby amended so that the Term of the Agreement shall expire on December 31, 2011.

2.	Section 3.3(c) is hereby deleted in its entirety and replaced with the following:

lump-sum payment of five hundred fifty-eight thousand dollars ($558,000) pro-rated based on the actual number of days elapsed in the year in which the Executive’s termination takes place, plus one million one hundred sixteen thousand dollars ($1,116,000), with such payment to be made subject to federal, state and applicable withholding taxes and payments;

3.	Section 3.3(j) is hereby deleted in its entirety.

4.	The parties agree that, except as amended hereby, all of the other terms and conditions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

Infinity Property And Casualty Corporation:		Executive:

By:	/s/ Samuel J. Simon
Name:	Samuel J. Simon
Title:	Executive Vice President, General	/s/ James R. Gober
	Counsel and Secretary	[name]